UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	FEBRUARY 27, 2008

NORTEL NETWORKS LIMITED

(Exact name of registrant as specified in its charter)

CANADA	000-30758	62-12-62580

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 THE WEST MALL, TORONTO, ONTARIO, CANADA	M9C 5K1

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	905-863-7000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
On February 27, 2008, Nortel Networks Corporation (“NNC”) issued a press release, including among other things, financial results for the fourth quarter and full year 2007. Such press release is attached hereto as Exhibit 99.1 and furnished in accordance with Item 2.02 of Form 8-K.
NNC owns all of the registrant's common shares and the registrant is NNC's principal direct operating subsidiary.

Item 2.05	Costs Associated with Exit or Disposal Activities
On February 22, 2008, the Boards of Directors of the registrant and NNC approved the further steps of Nortel’s previously announced Business Transformation plan. Under this plan, during 2008 and 2009 Nortel expects to implement a net reduction of its global workforce of approximately 2,100 positions. As well, Nortel plans to shift approximately 1,000 positions from higher cost to lower cost locations. About 70 percent of these workforce actions are expected to take place in 2008. The plan also includes a further reduction of Nortel’s global real estate portfolio by approximately 750,000 square feet by the end of 2009.
Upon completion, the plan is expected to result in annual gross savings of US$300 million, with 65% of these savings expected to be achieved in 2008. The total costs of these actions is expected to be US$275 million. Regarding the workforce actions, costs expected to be recorded as charges to the income statement, and cash outlays, are expected to be approximately US$205 million and US$205 million, respectively, with approximately 70 percent of the charges expected to be recorded in 2008 and the remainder expected to be recorded in 2009, and the cash outlays to be incurred generally in the same timeframe. Nortel expects total costs related to the real estate actions, expected to be recorded as charges to the income statement, to be approximately US$70 million, including approximately US$25 million related to fixed asset writedowns, with approximately 60 percent of the charges expected to be recorded in 2008 and the remainder expected to be recorded in 2009, and cash outlays of approximately US$45 million to be incurred through 2024.
This Current Report on Form 8-K contains forward-looking statements. The safe harbour statement contained in the press release attached hereto as Exhibit 99.1 is incorporated by reference herein.
Item 9.01   Financial Statements and Exhibits

(c)	Exhibits

	99.1	Press release issued by the Company on February 27, 2008.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS LIMITED
By:	/s/ Gordon A. Davies
Gordon A. Davies
Deputy General Counsel and Corporate Secretary

By:	/s/ Anna Ventresca
Anna Ventresca
Assistant Secretary

Dated: February 27, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by the Company on February 27, 2008.